                                                                   EXHIBIT 10.15


                         AGREEMENT OF PURCHASE AND SALE

AGREEMENT OF PURCHASE AND SALE, dated as of January 10, 1997 (the "Agreement") by and between Pan African Resources Corporation, a company incorporated under the laws of Barbados ("PARC") and Lafayette Holdings Corp., a company incorporated under the laws of the Bahamas ("Lafayette").

         A. PARC and Lafayette are parties to that certain Option Agreement dated September 4, 1994 (as amended, the "Option Agreement") and that certain Corporate Joint Venture and Shareholder Agreement dated May 5, 1995 (the "JV Agreement"). The JV Agreement sets forth the respective rights and obligations of the parties in connection with a corporate joint venture entity known as Lafayette Mining Gabon, Ltd. ("LMG"), of which PARC holds an 80% equity interest (subject to divestment under certain conditions) and Lafayette holds a 20% equity interest. Capitalized terms used herein, unless otherwise defined, have the respective meanings ascribed to them in the JV Agreement.

         B. PARC has received a bona fide offer from a third party to acquire its rights, title, interests and corresponding obligations under the JV Agreement and Option Agreement (the "Offer"), a copy of which offer is attached hereto as Exhibit A.

         C. By a notice dated December 12, 1996 to PARC, Lafayette has exercised a right of first refusal in its favor to acquire the rights and obligations of PARC on the same terms as the Offer, in accordance with the terms of Article 9 of the JV Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.       Purchase and Sale.

         1.1 Subject to all the terms and conditions hereof and in consideration for the payment by Lafayette to PARC of Six Hundred Forty Thousand U.S. Dollars (US$640,000.00) cash (the "Purchase Price"), PARC hereby sells, assigns and transfers to Lafayette all of PARC's rights, title and interests in and to (i) all Shares and Shareholder Loans of PARC in LMG and
(ii) all the related rights and obligations of PARC under the JV Agreement, the Option Agreement (to the extent not superseded by the JV Agreement) and any other related agreements.

         1.2 Lafayette hereby undertakes and assumes all the obligations and liabilities of PARC in respect of LMG and under the Option Agreement, JV Agreement and related agreements and expressly agrees that its rights and interests are subject to all the terms and conditions of such agreements, to the extent applicable and in force.

         1.3 The purchase and sale contemplated herein is made strictly on an "AS-IS", "WHERE-IS" basis, with Lafayette relying solely on its own due diligence investigation of the assets purchased. PARC has not made and will not make any representations or warranties relating to the Shares, Shareholder Loans or any other assets being purchased or liabilities being assumed, directly or indirectly. Notwithstanding the foregoing, to the best of PARC's knowledge and belief, LMG is the owner, free of encumbrance, of 494 out of 500 total capital shares of LMG-G.

2. Closing.

         2.1 The transaction contemplated by this Agreement shall be consummated (the "Closing") on or before January 10, 1997 (the "Closing Date"). The Closing shall take place at a site to be mutually agreed in Geneva, Switzerland on the Closing Date, unless the parties mutually agree in writing to extend the Closing Date or change the location of the Closing.

         2.2 There are no contingencies to the timely closing of this transaction. The parties hereto acknowledge and agree that no regulatory, legal or governmental approvals are required for the consummation of this transaction. In the event for any reason (other than the material failure of PARC to perform hereunder) Lafayette fails to provide PARC with the full Purchase Price in "good" (immediately available) funds satisfactory to PARC on or prior to the Closing Date, then Lafayette shall be deemed to have irrevocably waived its right of first refusal with respect to the Offer and PARC shall be entitled to consummate the transaction set forth in the third party Offer in accordance with the terms of Article 9 of the JV Agreement.

3.       Lafayette's Obligations. Lafayette shall:

         3.1 At the Closing, provided that on or before the Closing Date PARC shall have materially complied with each and all of its obligations set forth herein,_present PARC with a certified bank or cashier's check, satisfactory in all respects to PARC and its bank, in the amount of the Purchase Price, net of all bank or other charges, from a major international bank satisfactory to PARC and its bank, or, alternatively, at PARC's request, wire-transfer immediately available funds in the amount of the Purchase Price, net of bank or other charges, to a bank account designated by PARC.

         3.2 Upon Closing, assume full responsibility for all unfulfilled and ongoing obligations of LMG and LMG-G in connection with the Mineral Rights, the Option Agreement and JV Agreement, to the extent applicable, as well as any and all other obligations and liabilities of LMG and LMG-G, including without limitation, all charges of the registered agents, corporate secretaries, outside accountants, lawyers and other professionals, leases of buildings, offices or land, labor and employment obligations of LMG-G, taxes, duties, statutory and similar obligations, contracts or agreements between LMG-G and third parties and any other obligations or liabilities of LMG or LMG-G which may exist as of the Closing or arise thereafter. LMG-G has in the past utilized certain physical assets in conducting the Operations in Gabon (collectively, the "Hard Assets") which, to the best of PARC's knowledge, are located on or near the Eteke Property and in the offices leased by LMG-G in Mouila and Libreville. PARC makes no representation or warranty whatsoever as to the nature, condition, location or ownership of the Hard Assets. PARC undertakes to arrange to deliver keys to the offices in Mouila and Libreville and to any storage sheds or other structures on the Property, or otherwise to enable Lafayette to gain access thereto and to any employment or other business records therein at a mutually convenient time to be agreed by the parties.

         3.3 At the Closing, execute this Agreement and provide PARC with three (3) fully executed originals hereof.

4. PARC's Obligations. At Closing, provided that on or before the Closing Date Lafayette has materially complied with each and all of its obligations set forth herein, PARC shall:

         4.1 Deliver to Lafayette share certificates representing 160 Shares of LMG endorsed in favor of PARC, duly endorsed for transfer to Lafayette, and free and clear of any liens, claims, encumbrances, or other rights of third parties.

         4.2 Execute this Agreement and deliver three (3) fully executed originals hereof to Lafayette.

         4.3 Deliver or cause to be delivered to Lafayette the resignation, substantially in the form attached hereto as Exhibit B-1, of all officers and directors of LMG and its subsidiaries who were selected by or who are representatives of PARC, the names of which officers and directors are set forth in Exhibit B-2 attached hereto.

         4.4 Execute an original letter, substantially in the form attached hereto as Exhibit C, to the office of Colybrand Company Services Ltd., St. Michael, Barbados, the acting corporate secretary and transfer agent of LMG,
(a) informing it of the resignations of PARC's directors of LMG, (b) informing it that PARC no longer has any ownership or other interest in LMG, and (c) instructing it to take any and all further actions with respect to LMG only from the remaining and any newly named directors of LMG.

         4.5 Provide the originals or, where no originals are available, copies of all corporate and formation documents, minutes of shareholders meetings and board of directors meetings and powers of attorney of LMG and its subsidiaries which it has in its possession, if any, in accordance with the list set forth on Exhibit D attached hereto.

         4.6 Deliver or cause to be delivered to Lafayette statements of all business and accounting books and records of LMG and LMG-G, if any, as of the most recent date for which such statements have been prepared or received, which are set forth on Exhibit E attached hereto.

         4.7 Deliver to Lafayette originals (where available) or copies of all technical data and reports, inclusive of all data held in electronic media in the form of (inter alia) diskettes, with respect to the property covered by the Permit and the exploration operations undertaken thereon, a description of which is set forth on Exhibit F attached hereto.

         4.8 In the event PARC is unable to provide any of the documents or information set forth in sections 4.3, 4.5, 4.6 or 4.7 at the Closing, the Closing shall not be delayed and PARC hereby covenants to deliver such information within thirty (30) days thereafter. In addition, PARC covenants to sign and to cause David A. Fennell, David K. Fagin and Adrian W. Fleming (the holders of one nominal capital share each of LMG-G, as set forth on Exhibit G attached hereto) to sign an endorsement or other document (satisfactory to them in form and content) evidencing the transfer of their respective nominal capital shares in LMG-G to replacement nominal shareholders designated by Lafayette after the Closing, if necessary to effect such transfer under applicable law, upon presentation to them of such documents ready for signature. Lafayette hereby agrees to indemnify, defend and hold Mssrs. Fennell, Fagin and Fleming and PARC harmless and free from any liability, claim, loss, damage, cost or expense whatsoever (including reasonable attorneys' fees) which may arise out of their acting as nominal shareholders of LMG-G during the period after the Closing until they are substituted and replaced by Lafayette.

The parties hereto agree and acknowledge that all documents, information and data delivered by PARC pursuant to this Agreement are delivered without representation or warranty of any kind, whether express or implied.

5.       Releases of Claims.

         5.1 From and after the Closing Date Lafayette and all of its past and present directors, officers, shareholders, affiliates, parents, subsidiaries (including LMG and LMG-G), partners, agents, representatives, attorneys, principals, associates, employees, successors and assigns (collectively, the "Comprehensive Buyer Group"), and each of them, individually and collectively, hereby fully, forever and irrevocably release and discharge PARC and all of its past and present directors, officers, shareholders, affiliates, parents, subsidiaries (including, specifically, LMG, LMG-G and all PARC affiliated or designated directors, officers and representatives thereof), partners, agents, representatives, attorneys, principals, associates, employees, successors and assigns (collectively, the "Comprehensive Seller Group"), and each of them, individually and collectively, from any and all rights, claims, demands, liabilities, obligations, damages, losses, injuries, actions and causes of action of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore or now existing, or that could, might, or may be claimed to exist, whether known or unknown, suspected or unsuspected, whether based on contract, tort, breach of duty, or other legal or equitable theory of recovery (collectively a "Claim" or the "Claims"), which the Comprehensive Buyer Group, or any of them, has or hereafter may have, or claim or hereafter may claim to have, against the Comprehensive Seller Group, or any of them, which are or have been incurred or sustained by the Comprehensive Buyer Group, or any of them, and occasioned directly or indirectly by any action or omission of the Comprehensive Seller Group, or any them, arising out of or in connection with this Agreement, the Shares, the Property, the Mineral Rights, the Operations, any Program, the JV Agreement, the Option Agreement or the transactions contemplated by (or ancillary agreements referenced in) any of the foregoing, except for and excluding any Claim arising out of or based on a breach of this Agreement or the fact that any representation or warranty made by the Comprehensive Seller Group, or any of them, in this Agreement is materially untrue as of the Closing.

         5.2 From and after the Closing Date the Comprehensive Seller Group and each of them, individually and collectively, hereby fully, forever and irrevocably release and discharge the Comprehensive Buyer Group, and each of them, individually and collectively, from any and all Claims which the Comprehensive Seller Group, or any of them, has or hereafter may have, or claim or hereafter may claim to have, against the Comprehensive Buyer Group, or any of them, which are or have been incurred or sustained by the Comprehensive Seller Group, or any of them, and occasioned directly or indirectly by an action or omission of the Comprehensive Buyer Group, or any of them, arising out of or in connection with this Agreement, the Shares, the Property, the Mineral Rights, the Operations, any Program, the JV Agreement, the Option Agreement or the transactions contemplated by (or ancillary agreements referenced in) any of the foregoing, except for and excluding any Claim arising out of or based on a breach of this Agreement or the fact that any representation or warranty made by the Comprehensive Buyer Group, or any of them, in this Agreement is materially untrue as of the Closing.

         5.3 Each of the Comprehensive Buyer Group and the Comprehensive Seller Group irrevocably covenant and agree that each of them shall forever refrain from initiating, filing, instituting, maintaining or proceeding upon any Claim of any nature whatsoever released in the general releases provided for in this section 5 (the "General Releases"). If an action is brought arising out of an alleged breach of any General Release, the prevailing party in said action will be entitled to recover from the breaching party, in addition to any other relief provided by the law, such costs and expenses as may be incurred by the prevailing party, including court costs and reasonable attorneys' fees and disbursements. Any General Release made herein may be pleaded as a full and complete defense to or be used as the basis for an injunction against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of such General Release.

         5.4 It is understood and agreed that the delivery and acceptance of the General Releases made herein shall not be deemed or construed as an admission of liability by any released party, and each such released party hereby expressly denies liability of any nature whatsoever arising from or related to the subject of the General Releases.

6.       Representations and Warranties.

         6.1 Each of the parties to this Agreement represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

         6.2 Each of the parties to this Agreement represents and warrants that it has full corporate power to enter into this Agreement and to consummate the transactions contemplated hereby, including the making of the applicable General Release, and that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of such party, and that this Agreement is a valid and binding obligation of such party, enforceable against such party in accordance with its terms.

         6.3 Each of the parties to this Agreement represents and warrants that neither the execution and delivery of, nor performance under, this Agreement on the part of such party is prohibited by, conflicts with or requires any authorization, approval or registration under any law, rule, regulation or court order binding upon such party.

         6.4 Each of the parties to this Agreement represents and warrants that it is the owner of, and has not assigned, sold or transferred or otherwise disposed of any Claim released in the applicable General Release made by such party.

         6.5 Each of the parties to this Agreement represents and warrants that it has had the advice of legal counsel of its own choosing in negotiations for the preparation of this Agreement and the applicable General Release of such party, that it has read such General Release and had it fully explained to it by its legal counsel, and that it is fully aware of its content and legal effect.

         The representations and warranties made herein shall survive the Closing Date for a period of one year. Each party hereto shall indemnify and hold the others harmless from and against any loss, cost or expense suffered by them due to the fact that any representation or warranty made by the such party in this Agreement is materially untrue as of the Closing Date.

7.       Miscellaneous Provisions.

         7.1 No party may assign this Agreement or any of its rights and duties hereunder without the prior written consent of the other party. Subject to this limitation on assignments, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         7.2 This Agreement may not be amended nor any provision herein waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the parties claiming the benefit of such amendment or waiver. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, unless otherwise provided in the written waiver.

         7.3 The headings and subheadings contained in this Agreement are for convenience only and shall not control or affect the meaning, construction, or interpretation of any provision hereof.

         7.4 This Agreement constitutes the entire agreement among the parties with respect to the subject matter and supersedes all prior and contemporaneous agreements, representations and understandings of the parties.

         7.5 This Agreement shall be construed in accordance with, and governed by, the laws of the State of Colorado, U.S.A. and each of the parties hereto hereby submits to the jurisdiction of the courts of such state.

         7.6 This Agreement may be executed in counterparts, each of which shall be an original instrument, but all of which together shall constitute one and the same instrument. This Agreement may validly be executed by electronic telecopier or facsimile.

         7.7 Each of the parties hereto shall be responsible for all their own legal fees, costs and expenses incurred in connection herewith.

         7.8 Should any provisions of this Agreement, or portions hereof, be found to be invalid by an arbitrator or any court of competent jurisdiction, the remainder of this Agreement shall nonetheless remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, effective as of the date first above written.

PAN AFRICAN RESOURCES CORPORATION

By:      /s/ Anthony Greenish

Title:   Vice President


LAFAYETTE HOLDINGS CORP.

By:      /s/ Kieran Flockton

Title:   CEO

                                  EXHIBIT A

                   ORIGINAL THIRD PARTY OFFER TO PURCHASE

                 (please see original document for Purchase Offer)

                                  EXHIBIT B-1

             Form of Resignation of Officers and Directors of PARC

January ___, 1997

Board of Directors
Lafayette Mining Gabon Ltd.
Lafayette Mining Gabon S.A.

Gentlemen:

The undersigned hereby resign any position they held as an officer and/or member of the Board of Directors or other designated representative of Lafayette Mining Gabon, Ltd. and/or Lafayette Mining Gabon S.A., effective as of the date of this letter and hereby acknowledge that they have no claim for compensation for loss of office or otherwise. This resignation may validly be signed by telecopier (facsimile).

Sincerely,


----------------------                             -----------------------
Adrian W. Fleming                                  David A. Fennell



----------------------                             -----------------------
David K. Fagin                                     Bernard Amozig

                                  EXHIBIT B-2

               Names of Officers and Directors Representing PARC

                           Denoted by an Asterisk (*)

                          LAFAYETTE MINING GABON LTD.

  INCORPORATED                                    DIRECTORS                                         OFFICERS
  ------------                                    ---------                                         --------
  March 3, 1995                                   David K. Fagin                       Colybrand Company Services Ltd.,
  Barbados                                                                              (c/o Michael Boyce) Secretary
                                                  David A. Fennell
  SHAREHOLDERS                                                                         David A. Fennell
  ------------                                    Adrian W. Fleming                     Chairman
  Pan African Resources Corporation (80%)
  Lafayette Holdings Corp. (20%)                  Kieran Flockton                      Adrian W. Fleming
                                                                                        President & CEO
  SHARES                                          Trevor A. Carmichael
  ------
  Authorized: Unlimited
  Outstanding: 200 Common

  FISCAL YEAR
  -----------
  Ends December 31 annually

  REGISTERED OFFICE
  -----------------
  Colybrand Company Services Ltd.
  The Financial Services Centre
  Bishop's Court Hill
  St. Michael, Barbados
  West Indies
  ph:  809-431-2700
  fax: 809-436-1275

  COUNSEL
  -------

  n/a

  AUDITORS
  --------
  Coopers & Lybrand
  P.O. Box 111
  The Financial Services Centre
  Bishop's Court Hill
  St. Michael, Barbados
  ph:  809-431-2700
  fax: 809-436-1275

  COMPANY NUMBER
  --------------
  10525

                          LAFAYETTE MINING GABON S.A.

  INCORPORATED                                                DIRECTORS                             OFFICERS
  ------------                                                ---------                             --------
  August 29, 1995                                 Lafayette Mining Gabon Ltd.          Bernard Amozig
  Gabon                                            (Barbados) represented by            Secretary
                                                   Adrian W. Fleming
  SHAREHOLDERS                                                                         Adrian W. Fleming
  ------------                                     Adrian W. Fleming                    President
  Lafayette Mining Gabon, Ltd. (99%)
  Pan African Resources Corporation                Kieran Flockton
  (Barbados), Societe Lafayette & 4
  Individuals (1%)

  SHARES
  ------
  Authorized: 500
  Outstanding: 500

  FISCAL YEAR
  -----------
  Ends December 31 annually

  REGISTERED OFFICE
  -----------------
  FIDAFRICA/Price Waterhouse
  c/o Stephane Brabant
  366 Rue Alfred Marche
  Boite Postale 2164
  Libreville, Gabon
  AFRICA
  ph:  011-241-76-2371
  fax: 011-241-76-5953

  COUNSEL
  -------

  n/a

  AUDITORS
  --------
  FIDAFRICA/Price Waterhouse
  c/o Stephane Brabant
  366 Rue Alfred Marche
  Boite Postale 2164
  Libreville, Gabon
  AFRICA
  ph:  011-241-76-2371
  fax: 011-241-76-5953

  COMPANY NUMBER
  --------------
  40515

                                   EXHIBIT C

                     Form of Letter from PARC to Corporate
                       Secretary and Transfer Agent of LMG

January ___, 1996

Colybrand Company Services Ltd.
The Financial Services Centre
Bishop's Court Hill
St. Michael, Barbados, West Indies
Telecopier No. (246) 436-1275
Attention:  Mr. Michael Boyce and Ms. Lynn Marie Simmons

       Change of Ownership of Lafayette Mining Gabon Ltd. (the "Company")

Gentlemen:

Please be informed that the ownership and control of the Company has recently changed. As of January __, 1997, Pan African Resources ("PARC") no longer has any share ownership interest in of any kind in the Company and David Fagin, David Fennell and Adrian Fleming have resigned and are no longer officers or directors of the Company. Copies of the said resignations are attached hereto.

As of the date specified above, the shareholder(s) of the Company is/are:

              Lafayette Holdings Corp., a Bahamas corporation

and the officers and/or directors of the Company are:

              Colybrand Company Services Ltd. (c/o Michael Boyce), as Secretary

and the new officers and/or directors of the Company, if any, will be duly elected and notified to you by Lafayette Holdings Corp., the sole shareholder. Henceforth, you are hereby instructed to take any and all further actions with respect to the Company only from the new directors or officers thereof, or designated representatives of Lafayette Holdings Corp. (the sole shareholder), as set forth herein.

Thank you for your prompt assistance in this matter.

Sincerely,

PAN AFRICAN RESOURCES CORPORATION

By:
   ------------------------------
Title:
      ---------------------------

                                   EXHIBIT D

               Corporate and Formation Documents to be Delivered

                      Lafayette Mining Gabon S.A. (Gabon)
           Documents in the Possession of Golden Star Resources Ltd.


1. Articles of Incorporation & Declaration de Souscription et de Versement (ORIGINAL)
2.  Minutes of Board of Directors (ORIGINAL)
3.  Minutes of Annual General Meeting (NOT ORIGINAL)
4.  Agrement pour la Creation d'une Societe Anonyme (ORIGINAL)
5.  Certificate of Registration (NOT ORIGINAL)
6.  Declaration de Regularite et de Conformite (ORIGINAL)

All other documents, if any, and originals of any copies above should in the possession of FIDAFRICA/Price Waterhouse (See Exhibit B-2 for address)

                                   EXHIBIT D

                     Lafayette Mining Gabon S.A. (Barbados)
           Documents in the Possession of Golden Star Resources Ltd.


1. Certified True Copy of the Certificate of Incorporation (Form 3) (ORIGINAL IN THE POSSESSION OF THE REGISTERED AGENT)

2. Copy of the Request for Name Search and Name Reservation (Form 33) (ORIGINAL PROVIDED TO THE REGISTRAR OF COMPANIES, BARBADOS)

3. Certified True Copy of the Articles of Incorporation (Form 1) (ORIGINAL IN THE POSSESSION OF THE REGISTERED AGENT)

4. Certified True Copy of the Notice of Address or Notice of Change of Address of Registered Office (Form 4) (ORIGINAL IN THE POSSESSION OF THE REGISTERED AGENT)

5. Certified True Copy of the Notice of Directors or Notice of Change of Directors (Form 9) (ORIGINAL IN THE POSSESSION OF THE REGISTERED AGENT)

6. Certified True Copy of the Declaration of Trevor Austin Carmichael (ORIGINAL IN THE POSSESSION OF THE REGISTERED AGENT)

7. Certified True and Correct Copy of the By-Law No. 1 (ORIGINAL IN THE POSSESSION OF THE REGISTERED AGENT)

8.  Original Certificate of Good Standing dated April 28, 1995

9. Copy of the Resolution in Writing of the Shareholders dated March 6, 1995 (ORIGINAL IN THE POSSESSION OF THE REGISTERED AGENT)

10. Copy of the Organizational Resolutions in Writing of the Directors dated March 6, 1995 (ORIGINAL IN THE POSSESSION OF THE REGISTERED AGENT)

11. Copy of the Written Consent of the Directors in Lieu of Meeting dated December 6, 1995 (ORIGINAL IN THE POSSESSION OF THE REGISTERED AGENT)


For your information, verification of the documents in possession of the Registered Agent is also attached.

                                   EXHIBIT E

                           Business Books and Records

1. A statement of exploration expenditures made on the Property for the years 1994, 1995 and 1996. The expenditures for December of 1996 will be estimates and all the 1996 figures will be subject to year-end and audit adjustments. Such adjustments are not anticipated to be material. Also, copies of general ledger records and working papers used to produce the expenditures statements.

2. 1995 financial statements (prepared by Gabonese accountants) for LMG-G. Please note that these may not correspond with the exploration expenditures referenced in 1 above, due to the fact that costs generated outside of Gabon and/or paid directly from Denver (i.e. ex-pat labor, supplies, equipment, consultants) may not be included in the Gabon generated statements. 1996 financial statements for LMG-G are not available (though any and all financial records upon which they would be based presumably may be obtained through LMG-G's Gabon accountant). Please note that none of the Gabon Financial Statements have been reviewed or approved by PARC.

3.       Acord de Cession et D'Engagement (re: transfer of the Permit to LMG).

4. As you know, all exploration activities at Eteke were stopped and the bulk of all employees dismissed on or about September 16, 1996 in order to provide a 4-5 month period to evaluate the exploration results to that date. The Labor and Ministry Departments can be expected to inquire in the near future with respect to the resumption of activities on the Property.


 (Please see financial and expenditure statements attached to original document)

                                   EXHIBIT F

                  Technical Reports and Geological Information


               (Please see reports attached to original document)

                                   EXHIBIT G

                             Shareholders of LMG-G

                         (Please see original document)